Exhibit 99.1

DIGITAL REALTY TRUST, INC.

Second Quarter 2007

Leasing Activity

As of June 30, 2007

	For the Three Months Ended June 30, 2007	% Leased
Occupied Square Feet as of March 31, 2007	9,165,993	94.8%
Q2 2007 Acquisitions:
Mundells Roundabout (Land Parcel)	—	0.0%
Occupied Square Feet including Q2 2007 Acquisitions	9,165,993	94.4%
Expirations, Terminations and Reductions	(28,569)	(0.3)%
New Leases and Expansions	76,211	0.8%
Renewals and Extensions	1,313	0.0%
Remeasurements (1)	26,030	0.3%
Vacant Revelopment Delivered	(56,441)	(0.6)%

Occupied Square Feet as of June 30, 2007	9,184,536	94.6%

GAAP Rent Growth (2)
Expiring Rent per Square Foot		$32.18
New Rent per Square Foot		$93.65
Percentage Increase		191%
Weighted Average Lease Term—New (in months)		102

(1)	Represents remeasuring of building and/or specific areas to Building Owners and Managers Association (BOMA) standards.
(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.